                                                                   EXHIBIT 23-16












INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference of our report dated March 1, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the methods of accounting for asset retirement obligations, energy trading contracts and gas inventories in 2003, goodwill and energy trading contracts in 2002 and derivative instruments and hedging activities in 2001), appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2003 in the following registration statements:

                                                  REGISTRATION
FORM                                                 NUMBER

Form S-3                                           333-74338
Form S-3                                           333-99955
Form S-3                                           333-109591
Form S-4                                           383-89175
Form S-8                                           333-61992
Form S-8                                           333-62192
Form S-8                                           333-00023
Form S-8                                           333-47247
Form S-8                                           333-109623





Detroit, Michigan
March 1, 2004